UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 30, 2021 (December 30, 2021)

ISUN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37707	42-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495
(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 30, 2021, iSun, Inc. (the “Company”) filed a Certificate of Cancellation (the “Certificate of Cancellation”) with the Delaware Secretary of State with respect to 200,000 authorized shares of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”). The Series A Preferred Stock had been designated pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on April 28, 2020. As of the date of the filing of the Certificate of Cancellation, no shares of Series A Preferred Stock were outstanding. Upon filing the Certificate of Cancellation, the 200,000 shares of Series A Preferred Stock were returned to the status of authorized but unissued shares of preferred stock of the Company, without designation as to series or rights, preferences, privileges or limitations.

The foregoing summary of the Certificate of Cancellation is qualified in its entirety by reference to the full text of the Certificate of Cancellation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Cancellation of Series A Convertible Preferred Stock of iSun, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 30, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer